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                                                                Exhibit No. 99.1


                         TRUSTEE STATEMENT OF COMPLIANCE

I, Gloria Alli, acting on behalf of HSBC Bank USA, National Association (the "Trustee"), hereby certify that the Trustee has fulfilled its obligations as trustee under the trust agreement, dated November 1, 1994, between Corporate Asset Backed Corporation, as depositor, and the Trustee, with respect to the CABCO Trust for Texaco Capital Inc. Guaranteed Debentures during the period from January 1, 2004 to December 31, 2004.

Date: March 7, 2005


                                     HSBC BANK USA, NATIONAL
                                     ASSOCIATION, as Trustee of

                                     CABCO Trust for Texaco Capital Inc.
                                     Guaranteed Debentures

                                     By:  /s/ Gloria Alli
                                          ---------------
                                          Name:  Gloria Alli
                                          Title: Assistant Vice President